[US BANK LOGO]

Corporate Trust Services
60 Livingston Avenue
St. Paul, MN 55107-2292

                     NOTICE TO HOLDERS OF NOTES ISSUED BY:

                          DVI RECEIVABLES VIII L.L.C.
                            DVI RECEIVABLES X L.L.C.
                           DVI RECEIVABLES XI L.L.C.
                           DVI RECEIVABLES XII L.L.C.
                           DVI RECEIVABLES XIV L.L.C.
                           DVI RECEIVABLES XVI L.L.C.
                          DVI RECEIVABLES XVII L.L.C.
                          DVI RECEIVABLES XVIII L.L.C.
                           DVI RECEIVABLES XIX L.L.C.


                        *CUSIPs: see attached Schedule A

     U.S. Bank National Association serves as Trustee (the "Trustee") for Notes issued by the above referenced entities pursuant to the terms of certain Indentures, as amended by and between the applicable special purpose vehicle set forth above and the Trustee (the "Indentures"), in connection with securitization transactions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the relevant Indenture or the Appendix associated therewith.

     As reported to you earlier, the Trustee, DVI Financial Services, Inc. ("DVIFS"), The Ad Hoc Committee of Noteholders, Lyon Financial Services, Inc. d/b/a U.S. Bancorp Portfolio Services ("Portfolio Services") and certain other parties entered into that certain Settlement Agreement dated as of January 6, 2004 (the "Settlement Agreement"). The Settlement Agreement was approved by the United States Bankruptcy Court for the District of Delaware on February 3, 2004, and an Order approving the Settlement Agreement was entered on the docket on February 4, 2004. As of February 24, 2004 (the "Closing Date"), all conditions precedent set forth in the Settlement Agreement have been satisfied.

     As of the Closing Date, DVIFS was terminated and replaced as Servicer for each of the above referenced transactions, and Portfolio Services became the Successor Servicer under the terms of each of the Contribution and Servicing Agreements (which were amended in a number of respects to facilitate the transaction). The Settlement Agreement also resolves issues relating to (a) the existence of an Amortization Event, (b) the payment of servicing fees to DVIFS,
(c) the return of Servicer Advances to DVIFS, (d) breaches of representations and warranties (including but not limited to the failure to fund loans or purchase leased equipment) under the Contribution and Servicing Agreements through the establishment of a reserve in an amount up to $9,250,000, (e) the failure of DVIFS to pay certain taxes, (f) the alleged misappropriation of funds by

--------------
* U.S. Bank is not responsible for selection or use of CUSIP. It is included solely for holder convenience.

DVIFS, and (g) the miscalculation of amounts due the trusts. In addition, the Official Committee of Unsecured Creditors' proposed fraudulent conveyance Complaint will be dismissed with prejudice. The Settlement Agreement also contains other important provisions.

     In accordance with the terms of the Settlement Agreement, Portfolio Services and DVIFS have reconciled the accounts relating to the above referenced securitizations. A copy of this reconciliation will be filed by DVIFS on Form 8-K. In addition, the Trustee will be reviewing the cumulative Monthly Servicer Reports (covering collection periods from August 2003 through January 2004), which it anticipates posting on its investor website on or about February 26, 2004. The Trustee anticipates that distributions will be made in accordance with such cumulative Monthly Servicer Reports on or about February 27, 2004. The actual payment date may be delayed in the event the cumulative Monthly Servicer Reports require modification.

     The Trustee may conclude that a specific response to particular inquiries from individual holders is not consistent with equal and full dissemination of information to all holders. Holders should not rely on the Trustee as their sole source of information. The Trustee makes no recommendations and gives no investment advice.

     Any questions you have about this Notice or the Settlement Agreement should be directed to the Trustee: Timothy Pillar by U.S. mail at the above address or by phone at (651) 495-3958.

U.S. BANK NATIONAL ASSOCIATION,                                FEBRUARY 24, 2004
AS TRUSTEE

                                   SCHEDULE A


23334PAE3         23335GAC6
23334PAF0         23335GAD4
23334PAG8         23335GAE2
23334PAH6         23335GAF9
23334PAJ2         23335GAG7
23334NAD0         23335GAH5
23334NAE8         23335HAC4
23334NAF5         23335HAD2
23334NAG3         23335HAE0
23334NAH1         23335HAF7
23335AAD7         23335HAG5
23335AAE5         23335HAH3
23335AAF2         23335LAB7
23335AAG0         23335LAC5
23335AAH8         23335LAD3
23334YAD6         23335LAE1
23334YAE4         23335LAF8
23334YAF1         23335LAH4
23334YAG9         23335LAK7
23334YAH7         23335LAM3
23334XAC0
23334XAD8
23334XAE6
23334XAF3
23334XAG1
23334XAH9
23335NAA5
23335NAB3
23335NAC1
23335NAD9
23335NAE7
23335NAF4
23335NAH0
23335NAJ6
23335NAK3
23335NAL1
23335NAM9
23335NAN7